Exhibit 4.8


                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                       SECOND AMENDMENT TO NOTE AGREEMENTS


                         Dated as of September 30, 1997


                                       Re:


                   Note Agreements Dated as of October 1, 1995


                                       and

                    $30,000,000 7.77% Senior Notes, Series A
                              Due October 15, 2005
                                       and
                    $15,000,000 6.98% Senior Notes, Series B
                              Due October 15, 2005

                          JOHNSON WORLDWIDE ASSOCIATES
                                1326 Willow Road
                           Sturtevant, Wisconsin 53177

                       SECOND AMENDMENT TO NOTE AGREEMENTS

                         Dated as of September 30, 1997


                 Re:Note Agreements Dated as of October 1, 1995
                                       and
                    $30,000,000 7.77% Senior Notes, Series A
                              Due October 15, 2005
                                       and
                    $15,000,000 6.98% Senior Notes, Series B
                              Due October 15, 2005

   To the Noteholders named in
   Schedule I hereto which are also
   signatories to this Second Amendment
   to Note Agreement.

   Ladies and Gentlemen:

        Reference is made to the separate Note Agreements each dated as of October 1, 1995, as amended by the First Amendment dated as of October 31, 1996 (the "Note Agreements"), between Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), and the Purchasers named therein, under and pursuant to which $30,000,000 aggregate principal amount of 7.77% Senior Notes, Series A, due October 15, 2005 and $15,000,000 6.98% Senior Notes, Series B, due October 15, 2005 (collectively, the "Notes") of the Company were originally issued. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreements.

        The Company hereby requests that you accept each of the amendments set forth below in the manner herein provided:

                    ARTICLE 1. AMENDMENTS OF NOTE AGREEMENTS

        Section 1.1. Amendment of Section 8.1. Section 8.1 of the Note Agreements shall be amended by amending the definition of "Consolidated Net Worth" in its entirety so that the same shall read as follows:

            "Consolidated Net Worth" shall mean as of the date of any determination thereof the amount of the par or stated value of all outstanding capital stock, capital surplus, and retained earnings of the Company and its Restricted Subsidiaries, net of all cumulative foreign currency translation adjustments and contingent compensation adjustments determined on a consolidated basis in accordance with GAAP; provided that for the fiscal quarters ending October 3, 1997 and January 2, 1998, the cumulative foreign currency translation account of the Company shall be excluded in calculating Consolidated Net Worth.


                            ARTICLE 2.  MISCELLANEOUS

        Section 2.1. No Legend Required. References in the Note Agreements or in any Note, certificate, instrument or other document to the Note Agreements shall be deemed to be references to the Note Agreements as amended hereby and as further amended from time to time.

        Section 2.2. Effect of Amendment. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the Note Agreements in favor of the Noteholders are ratified and confirmed and shall remain in full force and effect and that it has no set-off, counterclaim or defense with respect to any of the foregoing.

        Section 2.3. Successors and Assigns. This Second Amendment to Note Agreements shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Noteholders and to the benefit of the Noteholders' successors and assigns, including each successive holder or holders of any Notes.

        Section 2.4. Requisite Approval; Expenses. This Second Amendment to Note Agreements shall not be effective until (a) the Company and the holders of 66-2/3% in aggregate principal amount of all Notes outstanding on the date hereof shall have executed this Second Amendment to Note Agreements, and (b) the Company shall have paid all out-of-pocket expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Second Amendment to Note Agreements, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Second Amendment to Note Agreements.

        Section 2.5. Counterparts. This Second Amendment to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


        IN WITNESS WHEREOF, the Company has executed this Second Amendment to Note Agreements as of the day and year first above written.

                                 JOHNSON WORLDWIDE ASSOCIATES, INC.



                                 By________________________________
                                     Its


        This Second Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 NATIONWIDE LIFE INSURANCE COMPANY



                                 By__________________________________
                                     Its


        This Second Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                    EMPLOYERS LIFE INSURANCE COMPANY OF
                                      WAUSAU



                                 By___________________________________
                                     Its


        This Second Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                    GREAT-WEST LIFE & ANNUITY INSURANCE
                                      COMPANY



                                 By_____________________________________
                                     Its



                                 By_____________________________________
                                     Its

                                   SCHEDULE I


                                                        OUTSTANDING
                                                       PRINCIPAL AMOUNT
                                                          OF NOTES

    Nationwide Life Insurance Company                    $27,000,000

    Employers Life Insurance Company of Wausau            $3,000,000

    Great-West Life & Annuity Insurance Company          $15,000,000
                                                         -----------
             TOTAL                                       $45,000,000